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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                ______________


                                 July 31, 1997
                               (Date of Report)



                             THE DWYER GROUP, INC.
            (Exact name of registrant as specified in its charter)


Delaware                         0  15227                       73-0941783
(State or other                (Commission                   (IRS employer
jurisdiction of                file number)                  identification no.)
incorporation or
organization)




                        1010 N. University Parks Drive
                              Waco, Texas  76707
                   (Address of principal executive offices)


                                (254) 745-2400
                        (Registrant's telephone number,
                             including area code)


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     ITEM 5.  OTHER EVENTS

     As of June 1, 1993, The Dwyer Group, Inc., a Delaware corporation (the "Company"), Rainbow International Carpet Dyeing and Cleaning Co., a Texas corporation ("Rainbow"), Pride Venture Capital, Inc., a Texas corporation doing business under the name General Business Services ("GBS"), and Mr. Donald J. Dwyer, Sr. ("Mr. Dwyer") entered into that certain Agreement and Plan of Reorganization and Share Exchange, dated as of June 1, 1993 (the "Reorganization Agreement"), pursuant to which Mr. Dwyer was issued shares of the Company's common stock, $.20 par value per share, in exchange for all of the outstanding stock of Rainbow and GBS (the "Exchange") and GBS and Rainbow became wholly owned subsidiaries of the Company.

     Pursuant to the Reorganization Agreement and the Exchange, Mr. Dwyer was issued 8,071,110 shares of Common Stock, of which 680,600 shares were to be placed in escrow pursuant to the Reorganization Agreement until GBS met certain earnings requirements. Subsequent to such issuance, the Company effected a one for two reverse stock split such that Mr. Dwyer's common stock, par value after split of $.10 per share ("Common Stock"), issued in the Exchange became 4,035,555 shares of Common Stock, of which 340,300 shares (the "Escrow Shares") were issued (evidenced by Certificate No. 509 dated June 14, 1993) and were to be placed in escrow until GBS achieved certain earnings targets as contemplated by the Reorganization Agreement. However, the material definitive terms of the escrow were never resolved.

     Mr. Dwyer is now deceased and his spouse, Theresa Dwyer, and his son, Donald J. Dwyer, Jr., have been duly appointed and qualified and are serving as the personal representatives of Mr. Dwyer's Estate (the "Estate") and the Dwyer Family Trust (the "Trust"). In lieu of the escrow arrangement contemplated by the Reorganization Agreement, and in order to more accurately represent the intent of the parties, the Company and personal representatives of Mr. Dwyer, the Estate and the Trust, have entered into an Agreement relating to the Escrow Shares, to be effective as of June 1, 1993 (the "Agreement").

     The Board of Directors of the Company formed the GBS Exchange Committee comprised of its three outside directors to negotiate and approve the terms of the Agreement on behalf of the Company and to determine whether the earnings targets have been met. Upon approval of such committee on July 10, 1997, the Company and such personal representatives signed the Agreement to be effective as of June 1, 1993, the form of which is attached to the 8-K as an exhibit.

     The Agreement provides for the cancellation of the Escrow Shares and such shares have been returned to the authorized but unissued shares of the Company's Common Stock as of June 1, 1993. Pursuant to the Agreement, 340,300 new shares of Common Stock (the "Contingent Shares") have been reserved by the Company's Board of Directors out of the Company's authorized but unissued Common Stock and may subsequently be issued to the successors and assigns of Mr. Dwyer if certain earnings targets are achieved by GBS or if GBS is sold to a third party in certain transactions as provided in the Agreement.

     As of June 30, 1997, after giving effect to the cancellation of the Escrow Shares, the Company had 6,775,427 shares of Common Stock issued and outstanding.

     ITEM 7.  FINANCIAL STATEMENTS and EXHIBITS.

     (a)      Not applicable.
     (b)      Not applicable.
     (c)      Exhibits:

              4.3 Agreement dated as of June 1, 1993 between the Company under its prior name, Mr. Rooter Corporation, and the personal representatives of Mr. Donald J. Dwyer, Sr., the Estate and The Trust.
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                THE DWYER GROUP, INC.


Dated:    July 31, 1997         By: /s/ THOMAS J. BUCKLEY
                                    -------------------------------------
                                    Thomas J. Buckley
                                    Chief Financial Officer and Treasurer